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                                                                     COMPANHIA
                                                                     FORCA E LUZ
                                                                     CATAGUAZES
                                                                     LEOPOLDINA


                   COMPANHIA FORCA E LUZ CATAGUAZES-LEOPOLDINA
                         - Publicly Traded Corporation -
        Corporate Taxpayer Registration No. (CNPJ/MF): 19.527.639/0001-58
               Company State Registration No. (NIRE): 31300040992

                                   CALL NOTICE
                       ANNUAL GENERAL SHAREHOLDERS MEETING

The shareholders of the company COMPANHIA FORCA E LUZ CATAGUAZES-LEOPOLDINA ("Company") are hereby invited to attend the Annual General Shareholders Meeting to be held on April 29, 2005, at 10am, at the Company's head offices at Praca Rui Barbosa 80, Cataguases (Minas Gerais State), to resolve the following
AGENDA:

          (a) To receive the accounts from the administrators, and to analyze, discuss and vote on the financial statements for the 2004 financial year

          (b) To resolve the payment of priority dividends on preferred shares issued by the Company, and

          (c) To fix the overall annual remuneration of the Company's administrators.

General Information:

     - The powers of attorney for representing shareholders at the meeting addressed by this notice should be submitted to the head offices of the Company at least 48 (forty-eight) hours prior to the meeting.

     - Shareholders with holdings at the Sao Paulo stock exchange custody and clearing chamber for fungible registered shares who wish to attend the meeting should submit a document stating their respective share holding, issued by the appropriate authority at least 48 (forty-eight) hours prior to the meeting.


                           Cataguases, April 13, 2005.

                               Ivan Muller Botelho
                       Chairman of the Board of Directors





                    Praca Rui Barbosa, 80 - Cataguases (MG) -
                           Telefone: (32) 3429.6000 -
                               Fax: (32) 3429.6317
                          http://www.cataguazes.com.br